Registration No. 33-59207



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



Post Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933




FIRSTAR CORPORATION
(Exact name of Registrant as specified in its charter)




Wisconsin            777 East Wisconsin Avenue               39-0711710
(State or other      Milwaukee, Wisconsin 53202              (IRS Employer
jurisdiction of           (414) 765-4321                     Identification
incorporation or     (Address, including zip code, and       No.)
organization)        telephone number, including area
                     code, of registrant's principal
                     executive offices)



FIRSTAR CORPORATION THRIFT AND SHARING PLAN
(Full title of the plan)


Howard H. Hopwood III, Senior Vice President & General Counsel
Firstar Corporation
777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
(414) 765-5977
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Part II

Information Required in The Registration Statement


This Post Effective Amendment No. 1 to Registration Statement No. 33-59207 on Form S-8 is being filed pursuant to Rule 416 to reflect an increase in the number of previously registered and available shares of Firstar Corporation Common Stock (and related Preferred Share Purchase Rights) offered under the Firstar Corporation Thrift and Sharing Plan from 1,757,328 shares to 3,514,656 shares resulting from a two-for-one stock split effective January 27, 1997.


Item 8. Exhibits

(5) In lieu of filing an opinion of counsel or an Internal Revenue Service ("IRS") determination letter pursuant to Item
601(b)(5) of Regulation S-K, the Registrant hereby undertakes to submit or it has submitted the Firstar Corporation Thrift and Sharing Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

(23)   Consent of KPMG Peat Marwick LLP.

(24)   Powers of Attorney.




SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on this 31st day of March, 1997.


FIRSTAR CORPORATION


By:  /s/     ROGER L. FITZSIMONDS
             Roger L. Fitzsimonds
           Chairman of the Board and
            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the 31st day of March, 1997.

Signature                           Title

/s/     ROGER L. FITZSIMONDS*
        Roger L. Fitzsimonds   Chairman of the Board,
                               Chief Executive Officer and Director
                               (principal executive officer)

/s/     JOHN A. BECKER*
        John A. Becker         President and Director

/s/     JEFFREY B. WEEDEN*
        Jeffrey B. Weeden      Senior Vice President-Finance
                               and Treasurer (principal accounting and
                               financial officer)

/s/   MICHAEL E. BATTEN*
      Michael E. Batten        Director

/s/   ROBERT C. BUCHANAN*
      Robert C. Buchanan       Director

/s/   GEORGE M. CHESTER, JR.*
      George M. Chester, Jr.   Director

/s/   ROGER H. DERUSHA*
      Roger H. Derusha         Director

/s/
      James L. Forbes          Director


/s/   HOLMES FOSTER*
      Holmes Foster            Director

/s/
      Jerry M. Hiegel          Director

/s/   JOE HLADKY*
      Joe Hladky               Director

/s/
      C. Paul Johnson          Director

/s/   JAMES H. KEYES*
      James H. Keyes           Director

/s/   SHELDON B. LUBAR*
      Sheldon B. Lubar         Director

/s/   DANIEL F. MCKEITHAN, JR.*
      Daniel F. McKeithan, Jr. Director

/s/   GEORGE W. MEAD, II*
      George W. Mead, II       Director

/s/   GUY A. OSBORN*
      Guy A. Osborn            Director

/s/   JUDITH D. PYLE*
      Judith D. Pyle           Director

/s/   CLIFFORD V. SMITH, JR.*
      Clifford V. Smith, Jr.   Director

/s/
      William W. Wirtz         Director


By:  /s/  WILLIAM J. SCHULZ*
      William J. Schulz, Attorney-in-Fact
_______________
* Pursuant to authority granted by powers of attorney filed with Post Effective Amendment No. 1.



The Plan

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on the 31st day of March, 1997.


FIRSTAR CORPORATION THRIFT
   AND SHARING PLAN


By:   The Firstar Corporation Thrift
      and Sharing Plan Committee

By:   /s/  JAMES R. BLACKMAN*
       James R. Blackman, Member

By:   /s/  PAUL D. BRAUN*
       Paul D. Braun, Member

By:   /s/  TERESA CARPENTER*
       Teresa Carpenter, Member

By:   /s/  JACK R. CHMIEL*
       Jack R. Chmiel, Member

By:   /s/  DENNIS R. FREDRICKSON*
       Dennis R. Fredrickson, Member

By:   /s/  THERESA JONES*
       Theresa Jones, Member

By:   /s/  MATTHEW USELMAN*
       Matthew Uselman, Member

By:   /s/  GEOFFREY J. ZWICK*
       Geoffrey J. Zwick, Member


By:   /s/  WILLIAM J. SCHULZ *
       William J. Schulz, Attorney-in-Fact

_______________
* Pursuant to authority granted by powers of attorney filed with Post Effective Amendment No. 1 to Registration Statement.




Exhibit Index

Firstar Corporation
Thrift and Sharing Plan


Exhibit No.                             Exhibit

(5) In lieu of filing an opinion of counsel or an Internal Revenue Service ("IRS") determination letter pursuant to Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes to submit or it has submitted the Firstar Corporation Thrift and Sharing Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

(23)            Consent of KPMG Peat Marwick LLP.

(24)            Powers of Attorney.



Exhibit 23


Consent of KPMG Peat Marwick LLP


The Board of Directors
Firstar Corporation:


We consent to incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement on Form S-8 of Firstar Corporation relating to the Firstar Corporation Thrift and Sharing Plan of our report dated January 15, 1997, relating to the consolidated balance sheets of Firstar Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Firstar Corporation, incorporated by reference in the Registration Statement on Form S-8
(No. 33-59207).



KPMG Peat Marwick LLP



Milwaukee, Wisconsin
March 31, 1997



Exhibit 24



Firstar Corporation

Thrift and Sharing Plan Committee

Power of Attorney

With Respect to

Registration Statement on Form S-8

Covering The Thrift and Sharing Plan





KNOW ALL MEN BY THESE PRESENTS that the undersigned, a Member of the Firstar Corporation Thrift and Sharing Plan Committee, does hereby constitute and appoint Roger L. Fitzsimonds, John A. Becker, Howard H. Hopwood, William J. Schulz and Jeffrey B. Weeden, and each of them, severally, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name any and all instruments which said attorney and agent may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with any and all Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) to such Registration Statements relating to the Common Stock (and Related Preferred Share Purchase Rights of Firstar Corporation) and interests in the Plan, including specifically but without limitation thereto, power and authority to sign his or her name to any such Registration Statement and to such amendments (including post-effective amendments) to any Registration Statement to be filed with the Securities and Exchange Commission and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.



IN WITNESS WHEREOF, the undersigned has signed his or her name hereto on the

 *  day of March, 1997.



March 14, 1997 	/s/ James R. Blackman

March 14, 1997 /s/ Paul D. Braun

March 14, 1997 /s/ Teresa Carpenter

March 17, 1997 /s/ Jack R. Chmiel

March 17, 1997 /s/ Dennis R. Fredrickson

March 17, 1997 /s/ Theresa Jones

March 26, 1997 /s/ Matthew Uselman

March 14, 1997 /s/ Geoffrey Zwick





_______________

* Date set forth opposite their name.


Power of Attorney

With Respect to

Registration Statements on Form S-8

Covering Common Stock and

Related Preferred Share Purchase Rights of

Firstar Corporation





KNOW ALL MEN BY THESE PRESENTS that the undersigned, an officer and/or director of FIRSTAR CORPORATION, does hereby constitute and appoint Roger L. Fitzsimonds, John A. Becker, Howard H. Hopwood, William J. Schulz and Jeffrey B. Weeden, and each of them, severally, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of Firstar Corporation, or as an officer or director of Firstar Corporation, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to give effect to a two-for-one split of the Common Stock of Firstar Corporation approved by the Board of Directors of Firstar Corporation on January 16, 1997, which action is effective January 27, 1997, and to enable Firstar Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with any and all Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) to such Registration Statements relating to the Common Stock and Related Preferred Share Purchase Rights of Firstar Corporation, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of Firstar Corporation, or as an officer or director of Firstar Corporation or by attesting the seal of Firstar Corporation, or otherwise) to any such Registration Statement and to such amendments (including post-effective amendments) to any Registration Statement to be filed with the Securities and Exchange Commission or any of the exhibits, financial statements and schedules, or the Prospectuses, filed therewith, and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.


IN WITNESS WHEREOF, the undersigned has signed his or her name
hereto on the 16th day of January, 1997.																		/s/
Michael E. Batten

/s/ John A. Becker

/s/ Roger H. Derusha

/s/ Roger L. Fitzsimonds

/s/ James L. Forbes

/s/ Holmes Foster

/s/ Jerry Hiegel

/s/ Joe F. Hladky

/s/ C. Paul Johnson

/s/ James H. Keyes

/s/ Sheldon B. Lubar

/s/ Daniel F. McKeithan, Jr.

/s/ Guy A. Osborn

/s/ Jeffrey B. Weeden